UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2011

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Performance Equity Awards.

On December 20, 2011 (the “Grant Date”), the Corporation’s Compensation Committee, pursuant to its review of equity award incentives for executive officers of the Corporation, approved stock option grants and grants of restricted stock units under the Corporation’s 2003 Amended and Restated Stock Incentive Plan, as amended to date (the “Plan”) effective on the Grant Date to the executive officers in the below table (subject to continued employment at such time) in the following amounts:

Name of Executive Officer	Option for Number of Shares of Class B Common Stock	Number of Restricted Stock Units
Russell C. Horowitz	81,000	27,000
Michael Arends	72,000	24,000
Ethan Caldwell	45,000	15,000
Peter Christothoulou	72,000	24,000

Each such option shall have an exercise price of $6.35 per share, the closing price of the Corporation’s Class B common stock on the Grant Date, shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended (the “Code”), and otherwise a nonqualified stock option. Each restricted stock unit shall represent the right to receive one share of the Corporation’s Class B common stock upon satisfaction of the vesting considerations.

Such options and restricted stock units have been issued in 3 separate tranches, tranche a, b and c, representing approximately 32%, 33% and 35%, respectively, of such performance equity awards. Such options and restricted stock units shall vest on the later of (a) the 12 (tranche a), 21 (tranche b) or 30 (tranche c) month anniversary of the Grant Date, and (b) the last day of the first 20 consecutive trading day period after the Grant Date during which the average closing price of the Corporation’s Class B common stock over such period is equal to or greater than $8.00 (tranche a), $8.50 (tranche b) or $9.00 (tranche c).

Stock Option and Restricted Stock Awards.

On December 20, 2011, the Corporation’s Compensation Committee, pursuant to its review of equity award incentives for executive officers of the Corporation, approved stock option grants and grants of restricted stock under the Plan effective on the Grant Date to the executive officers in the below table (subject to continued employment at such times) in the following amounts:

Name of Executive Officer	Option for Number of Shares of Class B Common Stock	Number of Restricted Shares of Class B Common Stock
Russell C. Horowitz	35,000	70,000
Michael Arends	28,000	56,000
Ethan Caldwell	25,000	50,000
Peter Christothoulou	25,000	50,000

Each such option shall have an exercise price of $6.35 per share, the closing price of the Corporation’s Class B common stock on the Grant Date, shall be an incentive stock option to the extent permitted by the Code, and otherwise a nonqualified stock option, with 25% of the option shares vesting on the first annual anniversary of the Grant Date and thereafter 1/12th of the remainder will vest quarterly thereafter for the following three years. 25% of the restricted shares shall vest on each of the first, second, third and fourth annual anniversaries of the Grant Date. The restricted stock will be valued based upon the closing price of the Corporation’s Class B common stock on the Grant Date.

President Equity Grants.

Effective on the Grant Date, in connection with Peter Christothoulou’s (“Christothoulou”) appointment to President of the Corporation, the Corporation’s Compensation Committee approved grants to him of 100,000 shares of restricted stock and a stock option grant for 100,000 shares.

25% of the restricted shares shall vest on each of the first, second, third and fourth annual anniversaries of the Grant Date and will be valued based upon the closing price of the Corporation’s Class B common stock on the Grant Date. Each such option shall have an exercise price equal to the closing price of the Corporation’s Class B common stock on the Grant Date, shall be an incentive stock option to the extent permitted by the Code, and otherwise a nonqualified stock option, with 25% of the option shares vesting on the first annual anniversary of the Grant Date and thereafter 1/12th of the remainder will vest quarterly thereafter for the following three years.

One hundred percent (100%) of all options, restricted stock and restricted stock units described above not already vested as of the date thereof, shall become immediately vested upon the occurrence of both (a) a Change of Control (as defined in such award agreements), provided in the case of a performance equity award that the per share value of the Corporation’s Class B common stock in such Change of Control transaction is equal to or greater than the applicable stock price vesting target, (b) followed by (i) a termination without cause of the executive officer’s employment by the Corporation or any successor thereto, (ii) a Diminution in Duties (as defined in such award agreements) with respect to the executive officer, or (iii) the 12 month anniversary of the occurrence of the Change of Control.

Marchex, Inc. Amended & Restated Annual Incentive Plan.

Pursuant to the Marchex Amended & Restated Annual Incentive Plan (the “Amended & Restated Incentive Plan”), on December 20, 2011 the Compensation Committee determined for the 2012 fiscal period that the aggregate amount of the entire bonus pool is up to $1,616,000, that the participants for the 2012 fiscal period are Russell C. Horowitz, Michael A. Arends, Ethan A. Caldwell and Peter Christothoulou, and that target bonuses shall be 100% of base salary and shall be based on achieving specified revenue and adjusted OIBA targets for the 2012 fiscal period as follows:

If Revenue or Adjusted OIBA achievement is:	Bonus Payout % of base salary
<90%	0%
90 – 94.9%	35%
95 – 99.9%	60%
100 – 104.9%	100%
105 – 109.9%	135%
>110%	160%

Bonuses are based on:	1/3 from Revenue target attainment
2/3 from Adjusted OIBA target attainment

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(b) - (c) Effective December 20, 2011, Peter Christothoulou (“Christothoulou”) resigned as Chief Operating Officer of the Corporation and was appointed President of the Corporation by the Board of Directors. As a result, the position of Chief Operating Officer of the Corporation remains vacant.

Christothoulou, 39 years old, is a founding executive officer of the Corporation and previously served as Chief Operating Officer since March of 2009 and Chief Strategy Officer from the Corporation’s inception in January of 2003 until March of 2009.

There is no family relationship between Christothoulou and any other executive officer or director of the Corporation and there is no arrangement or understanding between Christothoulou and any other person pursuant to which he was appointed as President of the Corporation. There are no transactions in which Christothoulou has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2011	MARCHEX, INC.

	By:	/s/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer